SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):            December 29, 2003

Commission File Number	Registrant, State of Incorporation, Address, and Telephone Number	IRS Employer Identification No.

2-26720	Louisville Gas and Electric Company	61-0264150
(A Kentucky Corporation)
220 West Main Street
P.O. Box 32010
Louisville, Ky. 40232
(502) 627-2000

1-3464	Kentucky Utilities Company	61-0247570
(A Kentucky and Virginia Corporation)
One Quality Street
Lexington, Kentucky 40507-1428
(859) 255-2100

This combined Form 8-K is separately filed by Louisville Gas and Electric Company and Kentucky Utilities Company.  Information contained herein relating to any individual registrant is filed by such registrant on its own behalf and each registrant makes no representation as to information relating to the other registrant.

Item 5. Other Events and Regulation FD Disclosure

On December 29, 2003, Louisville Gas and Electric Company (“LG&E”) and Kentucky Utilities Company (“KU”) submitted rate filings to the Kentucky Public Service Commission (“KPSC”) seeking increases in base electric and gas rates.  These represent the first requested electric rate increases by LG&E and KU in 13 and 20 years, respectively.

In the KPSC filings, (a) LG&E sought increases of approximately 11.3 percent ($63.8 million per year) in electric rates and 5.4 percent ($19.1 million per year) in gas rates and (b) KU sought an increase of approximately 8.5 percent ($58.3 million per year) in electric rates.  These final amounts include adjustments or changes from the estimated amounts previously announced by the companies on November 25, 2003.  The requested rate increases are subject to KPSC proceedings anticipated to conclude in summer 2004 and are expected to take effect on July 1, 2004.

Statements made in this report that state the companies’ or management’s intentions, expectations or predictions of the future are forward-looking statements.  The companies’ actual results could differ materially from those projected in the forward-looking statements, and there can be no assurance that estimates of future results will be achieved.  The companies’ SEC filings contain additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements.

Item 7.  Final Statements and Exhibits

(a)           None

(b)           None.

(c)           None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Louisville Gas and Electric Company

Dated:	December 29, 2003	By:	/s/ John R. McCall
John R. McCall
Executive Vice President, General Counsel and Corporate Secretary

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kentucky Utilities Company

Dated:	December 29, 2003	By:	/s/ John R. McCall
John R. McCall
Executive Vice President, General Counsel and Corporate Secretary